                                                                       Exhibit 9

[NEWYORKLIFE LOGO]

The Company You Keep(R)

                                                NEW YORK LIFE INSURANCE COMPANY
                                                51 Madison Avenue,
                                                New York, NY  10010
                                                212-576-6973
                                                Fax 212-447-6332
                                                tenglish@newyorklife.com

                                                THOMAS F. ENGLISH
                                                Senior Vice President &
                                                Chief Insurance Counsel


VIA EDGAR


April 9, 2009





Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549


          RE:  NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
               MFA SEPARATE ACCOUNT-II
               INVESTMENT COMPANY ACT FILE NUMBER 811-03830
               SECURITIES ACT FILE NUMBER:  002-86084


Ladies and Gentlemen:


     This opinion is furnished in connection with the filing by New York Life Insurance and Annuity Corporation ("NYLIAC") of Post-Effective Amendment No. 29 to the registration statement on Form N-4 ("Registration Statement") under the Securities Act of 1933, as amended, of NYLIAC MFA Separate Account-II ("MFA Separate Account-II"). MFA Separate Account-II receives and invests premiums allocated to it under a multi-funded variable retirement annuity policy ("Annuity Contract"). The Annuity Contract is offered in the manner described in the Registration Statement.



     NYLIAC is a wholly-owned subsidiary of New York Life Insurance Company ("NYL"). My professional responsibilities at NYL include the provision of legal advice to NYLIAC. Also, I am Senior Vice President and Chief Legal Officer of NYLIAC.


     In connection with this opinion, I have made such examination of the law and have examined such corporate records and such other documents as I consider appropriate as a basis for the opinions hereinafter expressed. On the basis of such examination, it is my opinion that:

        1. NYLIAC is a corporation duly organized and validly existing under the laws of the State of Delaware.

        2. MFA Separate Account-II is a separate account established and maintained by NYLIAC pursuant to Section 2932 of the Delaware Insurance Code, under which the income, gains and losses, realized or unrealized, from assets allocated to MFA Separate Account-II shall be credited to or charged against MFA Separate Account-II, without regard to other income, gains or losses of NYLIAC.

        3. The Annuity Contract has been duly authorized by NYLIAC and, when sold in jurisdictions authorizing such sales, in accordance with the Registration Statement, will constitute validly issued and binding obligations of NYLIAC in accordance with its terms.

Securities and Exchange Commission
April 9, 2009
Page 2




               4. Each owner of an Annuity Contract will not be subject to any deductions, charges, or assessments imposed by NYLIAC, other than those provided in the Annuity Contract.

     I consent to the use of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,

                                   /s/ THOMAS F. ENGLISH
                                   --------------------------------------------
                                   Thomas F. English
                                   Senior Vice President and
                                   Chief Insurance Counsel